EXHIBIT 99.1

[Kindred logo appears here]

Contact:	Richard A. Lechleiter
Executive Vice President and
Chief Financial Officer
(502) 596-7734

KINDRED HEALTHCARE THIRD QUARTER RESULTS

EXCEED COMPANY’S GUIDANCE

Continuing Operations Loss of $0.23 per Share Includes $0.40 of Disclosed Net Charges

Company Increases Earnings Guidance for the Fourth Quarter of 2007 and Fiscal 2008

Company Repurchases $50 Million of its Common Stock in the Third Quarter

LOUISVILLE, Ky. (November 5, 2007) – Kindred Healthcare, Inc. (the “Company” or “Kindred”) (NYSE:KND) today announced its operating results for the third quarter ended September 30, 2007.

As previously announced, the Company completed the spin-off of its institutional pharmacy business on July 31, 2007 (the “Spin-off”) as part of a transaction to form a new publicly traded company, PharMerica Corporation (NYSE:PMC). For accounting purposes, the Company’s institutional pharmacy business was not treated as a discontinued operation. Accordingly, the Company’s historical consolidated results of operations have not been retroactively restated as a result of the Spin-off.

Continuing Operations

Consolidated revenues for the third quarter declined 1% to $1.0 billion primarily as a result of the Spin-off. Excluding the institutional pharmacy business in both periods, revenues rose approximately 8% in the third quarter ended September 30, 2007 compared to the same period in 2006. The Company reported a net loss from continuing operations for the third quarter of 2007 totaling $9.1 million or $0.23 per diluted share compared to net income of $4.6 million or $0.11 per diluted share for the third quarter of 2006.

Operating results for the third quarter of 2007 included certain items that, in the aggregate, reduced net income by approximately $16.0 million or $0.40 per diluted share. These items included a non-cash pretax charge of $17.7 million for compensation costs resulting from the Spin-off (primarily related to the revaluation of stock options adjusted in the Spin-off and the vesting of certain stock-based and other compensation), a pretax charge of $3.9 million for professional fees and other costs incurred in connection with the Spin-off and a pretax charge of $0.9 million for employee severance costs. In addition, the provision for income taxes included a net charge of $2.2 million related to income tax items associated with the Spin-off and the favorable resolution of certain income tax contingencies for prior years.

The Company’s third quarter 2007 earnings guidance of $0.05 to $0.10 per diluted share from continuing operations excluded the impact of the previously discussed items related to the Spin-off, employee severance costs and income tax adjustments.

Operating results for the third quarter of 2006 included certain items that, in the aggregate, reduced net income by approximately $1.9 million or $0.05 per diluted share.

For the first nine months of 2007, consolidated revenues increased 5% to $3.2 billion from $3.1 billion in the same period last year. Excluding the institutional pharmacy business in both periods, revenues rose 8% for the first nine months of 2007 compared to the same period in 2006. Net income from continuing operations totaled $17.1 million or $0.42 per diluted share for the first nine months of 2007 compared to $55.3 million or $1.34 per diluted share for the same period a year ago.

Operating results for the first nine months of 2007 included certain items that, in the aggregate, reduced net income by approximately $21.8 million or $0.54 per diluted share. Operating results for the first nine months of 2006 included certain items that, in the aggregate, reduced net income by approximately $1.9 million or $0.05 per diluted share.

Repurchases of Common Stock

As previously announced, the Company’s Board of Directors authorized up to $100 million in common stock repurchases. The authorization allows for repurchases of up to $50 million of common stock during 2007 and the remainder during 2008. During the third quarter of 2007, the Company expended $50 million to purchase approximately 2.6 million shares of its common stock. The Company intends to finance any additional repurchases from operating cash flows or from borrowings under its revolving credit facility. The authorization includes both open market purchases as well as private transactions.

Management Commentary

Paul J. Diaz, President and Chief Executive Officer of the Company, commented, “We are pleased with our overall operating results in light of the seasonal weakness that we typically experience in the third quarter. Each of our three operating divisions, hospitals, nursing centers and Peoplefirst rehabilitation, reported increases in revenues compared to the third quarter last year. Excluding disclosed items, we achieved solid growth in net income from continuing operations and diluted earnings per share in the third quarter of this year compared to the same period a year ago as we continued to see the benefits of volume growth, better quality mix, improved cost management and more favorable professional liability and workers’ compensation cost trends across all of our operating divisions.”

With respect to Kindred’s operations, Mr. Diaz further commented, “Our hospital revenue growth of 6% was driven by a 5% increase in admissions. While Medicare admissions were relatively flat with last year, we reported 24% growth in non-government admissions as we continued to pursue our sales and marketing strategy focused on managed care and commercial insurance payors. Hospital operating income rose 12% in the quarter compared to the third quarter of last year primarily as a result of operating efficiencies associated with volume growth. Our nursing center results for the third quarter were solid, with revenue growth of 10% and operating income growth of 26% compared to the same quarter in 2006. Aggregate patient days rose 3% and our quality mix revenues from private pay, Medicare and managed care residents improved to 56% in the third quarter of this year compared to 53% for the third quarter of last year. Peoplefirst rehabilitation services revenues grew 16% from last year’s third quarter as we continued to expand our services and add new external customer contracts. We also made progress in the quarter to reduce our overhead costs following the Spin-off.”

Commenting on the Company’s ongoing development activities, Mr. Diaz noted, “During the third quarter, we opened new hospitals in Havertown, Pennsylvania and Richmond, Virginia. In addition, we acquired a nursing center/assisted living facility in Cleveland as we continued to implement our cluster market strategy. We also are pleased with the operational progress we are making in the transition of eight northern California nursing centers that we added earlier in the year. We are continuing to review other opportunities to add facilities to our portfolio that will complement our strategic growth plan.”

With respect to the Company’s efforts to divest unprofitable facilities, Mr. Diaz remarked, “We are proceeding with our plan to dispose of the facilities that we acquired from Ventas in the second quarter of this year. We are maintaining our estimated sales proceeds range of $80 million to $90 million and plan to divest most of these facilities by the end of the year.”

Earnings Guidance

In connection with the third quarter earnings announcement, the Company increased its earnings guidance for 2007 and 2008.

For fiscal 2007, the Company expects consolidated revenues to approximate $4.2 billion. Operating income, or earnings before interest, income taxes, depreciation, amortization and rents, is expected to range from $568 million to $571 million. Rent expense is expected to approximate $347 million, while depreciation, amortization and net interest expense is expected to approximate $123 million. Net income from continuing operations for 2007 is expected to approximate $57 million to $59 million or $1.42 to $1.47 per diluted share (based upon diluted shares of 39.8 million). The Company’s prior earnings guidance for fiscal 2007 indicated net income from continuing operations ranging from $51 million to $55 million or $1.25 to $1.35 per diluted share (based upon diluted shares of 40.7 million).

For the fourth quarter of 2007, the Company expects net income from continuing operations to range from $18 million to $20 million or $0.46 to $0.51 per diluted share (based upon diluted shares of 38.5 million). The Company’s prior earnings guidance for the fourth quarter of 2007 indicated diluted earnings per share from continuing operations ranging from $0.41 to $0.46.

The Company indicated that the 2007 earnings guidance includes the operations of the institutional pharmacy business through July 31, 2007 but does not include any items resulting from the Spin-off. The earnings guidance also excludes the employee severance costs and other disclosed items recorded in the first nine months of 2007. In addition, the Company’s 2007 earnings guidance includes the estimated impact of the recent hospital Medicare reimbursement rule that is expected to reduce hospital revenues by approximately $22 million in the second half of 2007 (including the impact of a lower than expected market basket increase). The guidance does not include any other significant changes in reimbursements, the effects of any other material acquisitions or divestitures or the impact of any additional stock repurchases.

For 2008, the Company expects consolidated revenues to approximate $4.2 billion. Operating income is expected to range from $568 million to $574 million. Rent expense is expected to approximate $347 million, while depreciation, amortization and net interest expense is expected to approximate $135 million. Net income from continuing operations for 2008 is expected to approximate $49 million to $53 million or $1.25 to $1.35 per diluted share (based upon diluted shares of 39.0 million). The Company’s prior earnings guidance for fiscal 2008 indicated net income from continuing operations ranging from $48 million to $52 million or $1.15 to $1.25 per diluted share (based upon diluted shares of 41.7 million).

The Company indicated that the 2008 earnings guidance does not include any unusual items. In addition, the 2008 guidance does not include any other significant changes in reimbursement, the effects of any material acquisitions or divestitures or the impact of any additional share repurchases.

Mr. Diaz commented, “Our increased fourth quarter earnings guidance reflects greater seasonal demand for our services and our confidence that we will realize additional professional liability cost reductions as a result of our ongoing quality improvement and risk management programs.” Mr. Diaz further noted, “Our increased earnings guidance for 2008 was driven primarily by our expectation of continued improvements in professional liability cost trends and the benefit of our third quarter stock repurchase program.”

Mr. Diaz concluded, “Having completed the Spin-off in the third quarter, we are very focused on growing our three operating divisions to enhance shareholder value. While there continues to be regulatory uncertainty in each of our three operating divisions, we are excited about the opportunities we have to further improve patient care and operating results in each of our businesses.”

Discontinued Operations

For the third quarter of 2007, the Company reported break-even results from discontinued operations compared to a net loss of $1.8 million or $0.04 per diluted share for the third quarter of 2006. Favorable pretax adjustments related to changes in estimates for professional liability reserves totaled $0.4 million ($0.2 million net of income taxes or $0.01 per diluted share) in the third quarter of 2006.

For the first nine months of 2007, the Company reported a net loss from discontinued operations totaling $3.3 million or $0.08 per diluted share compared to net income of $1.3 million or $0.03 per diluted share for the first nine months of 2006. Favorable pretax adjustments related to changes in estimates for professional liability reserves totaled $17.3 million ($10.6 million net of income taxes or $0.26 per diluted share) for the first nine months of 2006.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

In addition to the factors set forth above, other factors that may affect the Company’s plans or results include, without limitation, (a) the Company’s ability to operate pursuant to the terms of its debt obligations and its master leases with Ventas, Inc. (“Ventas”) (NYSE:VTR); (b) the Company’s ability to meet its rental and debt service obligations; (c) the Company’s ability to complete the resale of facilities recently acquired from Ventas; (d) adverse developments with respect to the Company’s results of operations or liquidity; (e) the Company’s ability to attract and retain key executives and other healthcare personnel; (f) increased operating costs due to shortages in qualified nurses, therapists and other healthcare personnel; (g) the effects of healthcare reform and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry; (h) changes in the reimbursement rates or methods of payment from third party payors, including the Medicare and Medicaid programs, changes arising from and related to the Medicare prospective payment system for long-term acute care hospitals, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and changes in Medicare and Medicaid reimbursements for the Company’s nursing centers; (i) national and regional economic conditions, including their effect on the availability and cost of labor, materials and other services; (j) the Company’s ability to control costs, particularly labor and employee benefit costs; (k) the Company’s ability to successfully pursue its development activities and successfully integrate new operations, including the realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations; (l) the increase in the costs of defending and insuring against alleged professional liability claims and the Company’s ability to predict the estimated costs related to such claims; (m) the Company’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability claims; (n) the Company’s ability to successfully dispose of unprofitable facilities; and (o) the Company’s ability to ensure and maintain an effective system of internal controls over financial reporting. Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

As noted above, the Company’s earnings guidance includes the financial measure referred to as operating income. The Company’s management uses operating income as a meaningful measure of operational performance in addition to other measures. The Company uses operating income to assess the relative performance of its operating divisions as well as the employees that operate these businesses. In addition, the Company believes this measurement is important because securities analysts and investors use this measurement to compare the Company’s performance to other companies in the healthcare industry. The Company believes that net income from continuing operations is the most comparable measure, in relation to generally accepted accounting principles, to operating income. Readers of the Company’s financial information should consider net income from continuing operations as an important measure of the Company’s financial performance because it provides the most complete measure of its performance. Operating income should be considered in addition to, not as a substitute for, or superior to, financial measures based upon generally accepted accounting principles as an indicator of operating performance. A reconciliation of the estimated operating income to net income from continuing operations provided in the Company’s earnings guidance is included in this press release.

About Kindred Healthcare

Kindred Healthcare, Inc. (NYSE:KND) is a Fortune 500 healthcare services company, based in Louisville, Kentucky, with annual revenues of over $4 billion. Kindred through its subsidiaries operates long-term acute care hospitals, skilled nursing centers and a contract rehabilitation services business, Peoplefirst Rehabilitation Services, in approximately 600 locations in 39 states across the United States. Kindred’s 52,500 employees are committed to providing high quality patient care and outstanding customer service to become the most trusted and respected provider of healthcare services in every community we serve. For more information, go to www.kindredhealthcare.com.

KINDRED HEALTHCARE, INC.

Financial Summary

(Unaudited)

(In thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
Revenues	$1,009,459	$1,024,144	$3,214,693	$3,062,082

Income (loss) from continuing operations	$(9,058)	$4,564	$17,110	$55,277
Discontinued operations, net of income taxes:
Income (loss) from operations	(4)	(1,752)	(3,304)	1,318
Gain (loss) on divestiture of operations	—	126	(76,968)	(25)

Net income (loss)	$(9,062)	$2,938	$(63,162)	$56,570

Earnings (loss) per common share:
Basic:
Income (loss) from continuing operations	$(0.23)	$0.12	$0.43	$1.41
Discontinued operations:
Income (loss) from operations	—	(0.05)	(0.08)	0.04
Gain (loss) on divestiture of operations	—	—	(1.96)	—

Net income (loss)	$(0.23)	$0.07	$(1.61)	$1.45

Diluted:
Income (loss) from continuing operations	$(0.23)	$0.11	$0.42	$1.34
Discontinued operations:
Income (loss) from operations	—	(0.04)	(0.08)	0.03
Gain (loss) on divestiture of operations	—	—	(1.90)	—

Net income (loss)	$(0.23)	$0.07	$(1.56)	$1.37

Shares used in computing earnings (loss) per common share:
Basic	39,013	39,014	39,271	39,104
Diluted	39,013	39,769	40,522	41,300

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
Revenues	$1,009,459	$1,024,144	$3,214,693	$3,062,082

Salaries, wages and benefits	599,049	567,716	1,805,648	1,669,980
Supplies	109,900	168,379	472,656	494,817
Rent	88,085	78,458	261,030	215,364
Other operating expenses	194,049	168,683	554,070	499,077
Other income	(3,201)	—	(3,201)	—
Depreciation and amortization	30,916	30,808	89,506	86,236
Interest expense	5,014	4,667	11,301	10,849
Investment income	(3,785)	(3,528)	(11,235)	(10,661)

	1,020,027	1,015,183	3,179,775	2,965,662

Income (loss) from continuing operations before income taxes	(10,568)	8,961	34,918	96,420
Provision (benefit) for income taxes	(1,510)	4,397	17,808	41,143

Income (loss) from continuing operations	(9,058)	4,564	17,110	55,277
Discontinued operations, net of income taxes:
Income (loss) from operations	(4)	(1,752)	(3,304)	1,318
Gain (loss) on divestiture of operations	—	126	(76,968)	(25)

Net income (loss)	$(9,062)	$2,938	$(63,162)	$56,570

Earnings (loss) per common share:
Basic:
Income (loss) from continuing operations	$(0.23)	$0.12	$0.43	$1.41
Discontinued operations:
Income (loss) from operations	—	(0.05)	(0.08)	0.04
Gain (loss) on divestiture of operations	—	—	(1.96)	—

Net income (loss)	$(0.23)	$0.07	$(1.61)	$1.45

Diluted:
Income (loss) from continuing operations	$(0.23)	$0.11	$0.42	$1.34
Discontinued operations:
Income (loss) from operations	—	(0.04)	(0.08)	0.03
Gain (loss) on divestiture of operations	—	—	(1.90)	—

Net income (loss)	$(0.23)	$0.07	$(1.56)	$1.37

Shares used in computing earnings (loss) per common share:
Basic	39,013	39,014	39,271	39,104
Diluted	39,013	39,769	40,522	41,300

KINDRED HEALTHCARE, INC.

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands, except per share amounts)

	September 30, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$17,629	$20,857
Cash - restricted	5,213	5,757
Insurance subsidiary investments	222,696	227,865
Accounts receivable less allowance for loss	637,839	588,166
Inventories	21,209	49,533
Deferred tax assets	87,951	62,512
Income taxes	14,376	10,652
Other	25,759	28,106

	1,032,672	993,448

Property and equipment	1,057,170	1,027,112
Accumulated depreciation	(514,277)	(475,882)

	542,893	551,230

Goodwill	62,219	107,852
Intangible assets less accumulated amortization	77,990	117,345
Assets held for sale	75,767	9,113
Insurance subsidiary investments	51,530	52,977
Deferred tax assets	121,472	96,252
Other	73,530	87,910

	$2,038,073	$2,016,127

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$165,575	$158,085
Salaries, wages and other compensation	277,979	280,039
Due to third party payors	48,575	27,784
Professional liability risks	66,325	65,497
Other accrued liabilities	99,254	75,522
Long-term debt due within one year	75	71

	657,783	606,998

Long-term debt	235,033	130,090
Professional liability risks	194,882	184,749
Deferred credits and other liabilities	108,337	98,712

Stockholders’ equity:
Common stock, $0.25 par value; authorized 175,000 shares; issued 38,284 shares – September 30, 2007 and 39,978 shares – December 31, 2006	9,571	9,994
Capital in excess of par value	785,414	793,054
Accumulated other comprehensive income	2,423	1,246
Retained earnings	44,630	191,284

	842,038	995,578

	$2,038,073	$2,016,127

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Cash Flows

(Unaudited)

(In thousands)

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
Cash flows from operating activities:
Net income (loss)	$(9,062)	$2,938	$(63,162)	$56,570
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	30,916	32,673	92,019	91,566
Amortization of stock-based compensation costs	19,547	4,397	27,699	14,360
Provision for doubtful accounts	6,612	10,024	23,494	28,913
Deferred income taxes	(2,129)	657	(17,044)	(14,280)
(Gain) loss on divestiture of discontinued operations	—	(126)	76,968	25
Other	(650)	(2,868)	(2,165)	(4,317)
Change in operating assets and liabilities:
Accounts receivable	(84,996)	(56,219)	(130,424)	(182,053)
Inventories and other assets	16,413	(4,679)	13,503	(14,691)
Accounts payable	9,700	(60)	(6,914)	5,979
Income taxes	(14,216)	(16,189)	12,865	3,491
Due to third party payors	16,403	8,731	20,791	1,775
Other accrued liabilities	31,601	43,500	53,101	53,681

Net cash provided by operating activities	20,139	22,779	100,731	41,019

Cash flows from investing activities:
Purchase of property and equipment	(54,256)	(37,719)	(133,012)	(99,754)
Acquisitions	(22,850)	(11,086)	(238,104)	(134,667)
Sale of assets	1,786	205	81,692	10,510
Purchase of insurance subsidiary investments	(22,484)	(81,207)	(114,363)	(165,487)
Sale of insurance subsidiary investments	28,559	82,725	126,843	177,609
Net change in insurance subsidiary cash and cash equivalents	(7,798)	1,185	(3,117)	(4,288)
Net change in other investments	500	(1,101)	514	743
Other	(3,851)	(2,033)	(7,274)	927

Net cash used in investing activities	(80,394)	(49,031)	(286,821)	(214,407)

Cash flows from financing activities:
Proceeds from borrowings under revolving credit	413,500	402,800	1,289,300	1,058,100
Repayment of borrowings under revolving credit	(430,500)	(372,100)	(1,184,300)	(884,800)
Repayment of long-term debt	(18)	(321)	(53)	(3,294)
Payment of deferred financing costs	(1,752)	(223)	(2,058)	(1,170)
Proceeds from borrowing related to spin-off transaction	125,000	—	125,000	—
Issuance of common stock	302	178	10,050	143,366
Repurchase of common stock	(49,997)	—	(49,997)	(194,310)
Other	3,790	(5,763)	(5,080)	(14,570)

Net cash provided by financing activities	60,325	24,571	182,862	103,322

Change in cash and cash equivalents	70	(1,681)	(3,228)	(70,066)
Cash and cash equivalents at beginning of period	17,559	15,035	20,857	83,420

Cash and cash equivalents at end of period	$17,629	$13,354	$17,629	$13,354

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

	2006 Quarters				2007 Quarters
	First	Second	Third	Fourth	First	Second	Third
Revenues	$997,124	$1,040,814	$1,024,144	$1,067,970	$1,108,989	$1,096,245	$1,009,459

Salaries, wages and benefits	540,980	561,284	567,716	573,126	603,552	603,047	599,049
Supplies	161,125	165,313	168,379	181,509	181,635	181,121	109,900
Rent	65,671	71,235	78,458	82,299	84,672	88,273	88,085
Other operating expenses	162,185	168,209	168,683	170,405	182,434	177,587	194,049
Other income	—	—	—	—	—	—	(3,201)
Depreciation and amortization	26,764	28,664	30,808	31,186	28,202	30,388	30,916
Interest expense	2,649	3,533	4,667	3,071	3,595	2,692	5,014
Investment income	(3,690)	(3,443)	(3,528)	(3,834)	(3,833)	(3,617)	(3,785)

	955,684	994,795	1,015,183	1,037,762	1,080,257	1,079,491	1,020,027

Income (loss) from continuing operations before income taxes	41,440	46,019	8,961	30,208	28,732	16,754	(10,568)
Provision (benefit) for income taxes	17,191	19,555	4,397	8,822	12,207	7,111	(1,510)

Income (loss) from continuing operations	24,249	26,464	4,564	21,386	16,525	9,643	(9,058)
Discontinued operations, net of income taxes:
Income (loss) from operations	(447)	3,517	(1,752)	762	(1,426)	(1,874)	(4)
Gain (loss) on divestiture of operations	157	(308)	126	(7)	(7,266)	(69,702)	—

Net income (loss)	$23,959	$29,673	$2,938	$22,141	$7,833	$(61,933)	$(9,062)

Earnings (loss) per common share:
Basic:
Income (loss) from continuing operations	$0.66	$0.64	$0.12	$0.55	$0.42	$0.24	$(0.23)
Discontinued operations:
Income (loss) from operations	(0.01)	0.08	(0.05)	0.02	(0.03)	(0.05)	—
Gain (loss) on divestiture of operations	—	(0.01)	—	—	(0.19)	(1.76)	—

Net income (loss)	$0.65	$0.71	$0.07	$0.57	$0.20	$(1.57)	$(0.23)

Diluted:
Income (loss) from continuing operations	$0.59	$0.62	$0.11	$0.54	$0.41	$0.24	$(0.23)
Discontinued operations:
Income (loss) from operations	(0.01)	0.08	(0.04)	0.02	(0.03)	(0.05)	—
Gain (loss) on divestiture of operations	—	(0.01)	—	—	(0.18)	(1.71)	—

Net income (loss)	$0.58	$0.69	$0.07	$0.56	$0.20	$(1.52)	$(0.23)

Shares used in computing earnings (loss) per common share:
Basic	36,576	41,695	39,014	39,120	39,212	39,591	39,013
Diluted	41,091	42,956	39,769	39,784	39,997	40,645	39,013

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data

(Unaudited)

(In thousands)

	2006 Quarters				2007 Quarters
	First	Second	Third	Fourth	First	Second	Third
Revenues:
Hospital division	$426,269	$435,787	$402,884	$445,730	$459,806	$437,473	$427,199
Health services division	426,602	459,036	463,944	469,738	485,635	496,399	508,191
Rehabilitation division	71,162	74,376	76,003	78,565	83,756	85,288	88,284
Pharmacy division	157,214	159,926	170,443	165,025	174,704	173,407	58,000

	1,081,247	1,129,125	1,113,274	1,159,058	1,203,901	1,192,567	1,081,674
Eliminations:
Rehabilitation	(51,321)	(54,448)	(54,394)	(55,374)	(58,917)	(59,251)	(59,721)
Pharmacy	(32,802)	(33,863)	(34,736)	(35,714)	(35,995)	(37,071)	(12,494)

	(84,123)	(88,311)	(89,130)	(91,088)	(94,912)	(96,322)	(72,215)

	$997,124	$1,040,814	$1,024,144	$1,067,970	$1,108,989	$1,096,245	$1,009,459

Income (loss) from continuing operations:
Operating income (loss):
Hospital division	$102,970	$104,772	$73,890	$103,113	$99,748	$85,696	$82,566	(a)
Health services division	48,077	62,598	59,784	71,393	61,669	71,953	75,166	(a)
Rehabilitation division	4,239	8,453	8,857	8,813	10,044	9,097	8,309
Pharmacy division	16,729	15,139	16,152	441	9,243	7,883	431	(b)
Corporate:
Overhead	(37,334)	(43,257)	(37,683)	(38,883)	(37,794)	(38,506)	(54,954	) (a, b, c)
Insurance subsidiary	(1,847)	(1,697)	(1,634)	(1,947)	(1,542)	(1,633)	(1,856)

	(39,181)	(44,954)	(39,317)	(40,830)	(39,336)	(40,139)	(56,810)

Operating income	132,834	146,008	119,366	142,930	141,368	134,490	109,662
Rent	(65,671)	(71,235)	(78,458)	(82,299)	(84,672)	(88,273)	(88,085)
Depreciation and amortization	(26,764)	(28,664)	(30,808)	(31,186)	(28,202)	(30,388)	(30,916)
Interest, net	1,041	(90)	(1,139)	763	238	925	(1,229)

Income (loss) from continuing operations before income taxes	41,440	46,019	8,961	30,208	28,732	16,754	(10,568)
Provision (benefit) for income taxes	17,191	19,555	4,397	8,822	12,207	7,111	(1,510	) (d)

	$24,249	$26,464	$4,564	$21,386	$16,525	$9,643	$(9,058)

(a)	Includes employee severance costs of $0.7 million (hospital division), $0.1 million (health services division) and $0.1 million (corporate overhead).
(b)	Includes professional fees and other costs incurred in connection with the recently completed Spin-off transaction of $1.8 million (pharmacy division) and $2.1 million (corporate overhead).
(c)	Includes a non-cash charge of $17.7 million for compensation costs resulting from the Spin-off (primarily related to the revaluation of stock options adjusted in the Spin-off and the vesting of certain stock-based compensation ($15.6 million) and other compensation ($2.1 million)).
(d)	Includes a net charge of $2.2 million related to income tax items associated with the Spin-off ($4.5 million) and the favorable resolution of certain income tax contingencies for prior years ($2.3 million).

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

(In thousands)

	2006 Quarters				2007 Quarters
	First	Second	Third	Fourth	First	Second	Third
Rent:
Hospital division	$26,134	$29,099	$31,950	$33,903	$34,648	$36,129	$36,001
Health services division	37,310	39,851	44,053	45,799	47,239	48,985	50,078
Rehabilitation division	869	897	932	999	1,069	1,133	1,180
Pharmacy division	1,280	1,316	1,448	1,510	1,642	1,943	740
Corporate	78	72	75	88	74	83	86

	$65,671	$71,235	$78,458	$82,299	$84,672	$88,273	$88,085

Depreciation and amortization:
Hospital division	$10,902	$11,452	$12,142	$11,789	$9,083	$10,027	$11,156
Health services division	8,410	9,302	9,949	10,590	10,981	11,825	13,284
Rehabilitation division	80	115	127	211	236	273	284
Pharmacy division	1,797	1,857	2,594	2,587	2,816	2,760	934
Corporate	5,575	5,938	5,996	6,009	5,086	5,503	5,258

	$26,764	$28,664	$30,808	$31,186	$28,202	$30,388	$30,916

Capital expenditures, excluding acquisitions (including discontinued operations):
Hospital division	$15,365	$14,105	$16,535	$24,149	$20,765	$25,909	$23,505
Health services division	5,225	11,151	12,849	12,004	6,696	10,460	13,908
Rehabilitation division	19	130	146	308	118	253	385
Pharmacy division	2,057	2,219	2,581	2,994	1,712	1,613	790
Corporate:
Information systems	2,514	8,958	5,376	11,298	4,457	5,765	4,668
Other	115	177	232	567	274	734	11,000

	$25,295	$36,740	$37,719	$51,320	$34,022	$44,734	$54,256

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2006 Quarters				2007 Quarters
	First	Second	Third	Fourth	First	Second	Third
Hospital data:
End of period data:
Number of hospitals	79	79	79	80	81	81	83
Number of licensed beds	6,127	6,143	6,139	6,199	6,319	6,378	6,495

Revenue mix % (a):
Medicare	64	62	60	58	60	58	56
Medicaid	7	9	10	13	10	10	11
Private and other	29	29	30	29	30	32	33

Admissions:
Medicare	7,729	7,278	6,912	7,403	7,745	7,160	6,884
Medicaid	913	1,018	1,031	1,023	1,067	1,021	1,115
Private and other	1,903	1,944	1,874	1,980	2,278	2,249	2,330

	10,545	10,240	9,817	10,406	11,090	10,430	10,329

Admissions mix %:
Medicare	73	71	70	71	70	69	67
Medicaid	9	10	11	10	10	10	11
Private and other	18	19	19	19	20	21	22

Patient days:
Medicare	209,795	209,644	198,213	212,602	213,622	205,545	196,927
Medicaid	37,608	50,155	51,658	53,650	53,346	52,286	52,548
Private and other	65,772	70,440	71,425	75,549	83,292	85,941	85,214

	313,175	330,239	321,296	341,801	350,260	343,772	334,689

Average length of stay:
Medicare	27.1	28.8	28.7	28.7	27.6	28.7	28.6
Medicaid	41.2	49.3	50.1	52.4	50.0	51.2	47.1
Private and other	34.6	36.2	38.1	38.2	36.6	38.2	36.6
Weighted average	29.7	32.2	32.7	32.8	31.6	33.0	32.4

Revenues per admission (a):
Medicare	$35,182	$36,959	$34,788	$35,156	$35,532	$35,373	$34,837
Medicaid	34,196	40,107	40,599	54,035	42,911	44,265	40,719
Private and other	64,701	64,801	64,338	65,753	60,940	61,807	60,936
Weighted average	40,424	42,557	41,040	42,834	41,461	41,944	41,359

Revenues per patient day (a):
Medicare	$1,296	$1,283	$1,213	$1,224	$1,288	$1,232	$1,218
Medicaid	830	814	810	1,030	858	864	864
Private and other	1,872	1,788	1,688	1,723	1,667	1,617	1,666
Weighted average	1,361	1,319	1,254	1,304	1,313	1,272	1,277

Medicare case mix index (discharged patients only)	1.11	1.12	1.11	1.06	1.11	1.10	1.09

Average daily census	3,480	3,629	3,492	3,715	3,892	3,778	3,638
Occupancy %	66.1	64.2	62.0	65.9	68.4	65.6	61.6

(a)	Includes income related to certain Medicare reimbursement issues of $1.8 million in the first quarter of 2006, $4.3 million in the second quarter of 2006 and $2.3 million in the fourth quarter of 2006.

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2006 Quarters				2007 Quarters
	First	Second	Third	Fourth	First	Second	Third
Nursing center data:
End of period data:
Number of nursing centers:
Owned or leased	215	215	215	215	223	223	224
Managed	5	5	5	5	4	4	4

	220	220	220	220	227	227	228

Number of licensed beds:
Owned or leased	27,573	27,583	27,583	27,568	28,481	28,477	28,719
Managed	605	605	605	605	485	485	485

	28,178	28,188	28,188	28,173	28,966	28,962	29,204

Revenue mix %:
Medicare	36	35	33	34	35	35	34
Medicaid	45	46	47	46	44	44	44
Private and other	19	19	20	20	21	21	22

Patient days (excludes managed facilities):
Medicare	367,955	387,950	367,674	371,975	389,354	390,142	382,527
Medicaid	1,347,751	1,413,797	1,442,757	1,434,336	1,405,392	1,417,578	1,441,273
Private and other	370,701	403,844	426,256	426,115	432,145	448,605	478,831

	2,086,407	2,205,591	2,236,687	2,232,426	2,226,891	2,256,325	2,302,631

Patient day mix %:
Medicare	18	18	16	17	18	17	17
Medicaid	64	64	65	64	63	63	62
Private and other	18	18	19	19	19	20	21

Revenues per patient day:
Medicare Part A	$378	$379	$382	$399	$406	$408	$408
Total Medicare (including Part B)	413	412	420	436	442	444	445
Medicaid	144	148	150	150	152	153	156
Private and other	218	221	220	218	231	237	237
Weighted average	204	208	208	210	218	220	221

Average daily census	23,182	24,237	24,312	24,266	24,743	24,795	25,029
Occupancy %	87.9	88.3	88.5	88.4	88.2	87.4	87.8

Rehabilitation data:
Revenue mix %:
Company-operated	78	78	75	74	74	69	68
Non-affiliated	22	22	25	26	26	31	32

KINDRED HEALTHCARE, INC.

Reconciliation of Earnings Guidance for 2007 and 2008 – Continuing Operations

(Unaudited)

(In millions, except per share amounts)

	Earnings Guidance Ranges
	2007 (a)				2008
	As of November 5, 2007		As of August 7, 2007		As of November 5, 2007		As of August 7, 2007
	Low	High	Low	High	Low	High	Low	High
Operating income	$568	$571	$556	$563	$568	$574	$556	$563

Rent	347	347	349	349	347	347	356	356
Depreciation and amortization	120	120	118	118	122	122	114	114
Interest, net	3	3	—	—	13	13	2	2

Income from continuing operations before income taxes	98	101	89	96	86	92	84	91
Provision for income taxes	41	42	38	41	37	39	36	39

Income from continuing operations	$57	$59	$51	$55	$49	$53	$48	$52

Earnings per diluted share	$1.42	$1.47	$1.25	$1.35	$1.25	$1.35	$1.15	$1.25

Shares used in computing earnings per diluted share	39.8	39.8	40.7	40.7	39.0	39.0	41.7	41.7

(a)	Excludes certain disclosed items that reduced net income by approximately $21.8 million or $0.54 per diluted share in the first nine months of 2007.